UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 23, 2012 (March 19, 2012)

SHOE CARNIVAL, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-21360	35-1736614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7500 East Columbia Street, Evansville, IN	47715
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(812) 867-6471

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certian Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2012, the Board of Directors of Shoe Carnival, Inc. (the “Company”) approved an increase in the size of the Board of Directors from five directors to six directors.  Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors appointed James A. Aschleman to serve as a member of the Board of Directors, with a term to expire at the Company’s 2013 Annual Meeting of Shareholders and until his successor is elected and has qualified.  The appointment of Mr. Aschleman fills the vacancy created by the increase in the size of the Board.  Mr. Aschleman is rejoining the Board of Directors, having previously served as a director of the Company from 2001 until 2006.  Mr. Aschleman was also appointed to the Company’s Audit Committee and Nominating and Corporate Governance Committee, effective as of March 19, 2012.

There are no arrangements or understandings between Mr. Aschleman and any other persons pursuant to which Mr. Aschleman was appointed a director of the Company. There are no transactions in which Mr. Aschleman has an interest requiring disclosure under Item 404(a) of Regulation S-K.  As a non-employee director, Mr. Aschleman will participate in the non-employee director compensation arrangements described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 12, 2011.

In addition, on March 19, 2012, William E. Bindley advised the Company’s Board of Directors that he did not wish to stand for re-election as a director at the Company’s 2012 Annual Meeting of Shareholders scheduled to be held on June 14, 2012, at which time Mr. Bindley’s term as a director will expire.  Mr. Bindley’s decision not to stand for re-election was not the result of any disagreement with the Company, its management or the Board of Directors. Mr. Bindley, age 71, has served as a director of the Company since 1993.

A copy of the Company’s press release announcing the appointment of Mr. Aschleman to the Board of Directors and announcing Mr. Bindley’s decision to not stand for re-election is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)      Exhibits:

    The following item is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Exhibits
99.1	Press Release of Registrant dated March 23, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.
(Registrant)

Dated: March 23, 2012	By:	/s/ W. Kerry Jackson
W. Kerry Jackson
Executive Vice President and Chief Financial Officer

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